1                                                                 Exhibit (b)(6)








PROJECT STAR TREK


PRESENTATION TO THE INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS OF INTEK GLOBAL CORPORATION




MARCH 18, 1999

1                                                              PROJECT STAR TREK
--------------------------------------------------------------------------------


TABLE OF CONTENTS

SECTION
--------------------------------------------------------------------------------

      1   Executive Summary

      2   Intek Preliminary Overview

      3   RoameR One Preliminary Overview

      4   Midland Preliminary Overview

      5   LM Technology Preliminary Overview

APPENDICES

         A   Midland Comparable Company Business Descriptions

         B   Narrowband PCS License Acquisitions

         C   PCS Auction Analysis (Blocks A and B)

         D   PCS Auction Analysis (Blocks C, D, E and F)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CONFIDENTIAL                                                              160902

1















SECTION 1


EXECUTIVE SUMMARY

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STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

EXECUTIVE SUMMARY

WE ARE PLEASED TO HAVE THIS OPPORTUNITY TO PRESENT OUR THOUGHTS TO THE INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS OF INTEK GLOBAL CORPORATION ("INTEK" OR THE "COMPANY"). DURING THIS PRESENTATION, WE WOULD LIKE TO:


- Review management's financial projections and discuss potential sensitivity analyses on these projections

-    Evaluate the Company's cash flows in the context of these projections

-    Review Intek's historical stock trading performance

-    Discuss our preliminary valuation framework

-    Analyze RoameR One capital needs under various market development scenarios

- Analyze Midland's sales and cash flows in the context of contributions from 220 MHz and VHF products

- Show "comparable" company trading multiples and M&A transaction multiples for Midland

-    Discuss next steps


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   1

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SECTION 2

INTEK PRELIMINARY OVERVIEW

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--------------------------------------------------------------------------------


MANAGEMENT'S FINANCIAL PROJECTIONS - INTEK GLOBAL CONSOLIDATED


THE FOLLOWING SUMMARY CONSOLIDATED FINANCIAL PROJECTIONS WERE PREPARED BY INTEK'S MANAGEMENT WITHIN THE FRAMEWORK OF THE "NEW MILLENNIUM" BUSINESS PLAN

SELECTED FINANCIAL DATA                                                                    ($ IN MILLIONS)
==========================================================================================================
                                                    FISCAL YEAR ENDING SEPTEMBER 30,
                           -------------------------------------------------------------------------------
                           ACTUAL                                   PROJECTED
                           ---------   -------------------------------------------------------------------
                           1998(1)       1999        2000        2001        2002        2003       2004
                           -------     -------     -------     -------     -------     -------    -------
Revenues
     Gross Product Sales   $  28.5     $  48.7     $  58.9     $  89.3     $ 122.8     $ 152.6    $ 174.3
     Service Income            7.1         8.2        18.9        38.2        68.0       104.5      138.5
                           -------     -------     -------     -------     -------     -------    -------
TOTAL REVENUES                35.7        56.9        77.9       127.5       190.8       257.1      312.8
Growth Rate                     NM        59.4%       36.9%       63.7%       49.7%       34.7%      21.7%

Gross Profit
     Net Product Sales     $   8.4     $  10.3     $  11.4     $  12.9     $  16.4     $  23.4    $  33.6
     Service Income           (0.2)        1.7         8.2        23.2        47.8        78.1      107.2
                           -------     -------     -------     -------     -------     -------    -------
TOTAL GROSS PROFIT             8.2        11.9        19.6        36.2        64.1       101.5      140.7
Margin                        23.0%       21.0%       25.2%       28.4%       33.6%       39.5%      45.0%

EBITDA                     ($ 18.8)    ($ 10.2)    ($  6.8)    ($  2.8)    $  13.0     $  43.3    $  80.8
Margin                       (52.7%)     (17.9%)      (8.7%)      (2.2%)       6.8%       16.8%      25.8%

OPERATING INCOME           ($ 25.5)    ($ 16.6)    ($ 13.7)    ($ 11.6)    $   0.5     $  26.5    $  62.0
Margin                       (71.4%)     (29.2%)     (17.7%)      (9.1%)       0.3%       10.3%      19.8%

NET INCOME TO COMMON       ($ 28.4)    ($ 23.4)    ($ 22.2)    ($ 21.6)    ($ 11.7)    $  13.1    $  53.0
Margin                     (79.6 %)      (41.2%)     (28.5%)     (16.9%)      (6.1%)       5.1%      16.9%
----------------------------------------------------------------------------------------------------------

----------
(1) Excludes a restructuring charge of $1.6 million and an impairment of long-lived assets charge of $34.4 million in fiscal 1998.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   2

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INTEK CONSOLIDATED CASH FLOW SUMMARY


                                                                          ($ IN MILLIONS)
------------------------------------------------------------------------------------------
                                                PROJECTED FISCAL YEAR ENDING SEPTEMBER 30,
                                                ------------------------------------------
                                                        1999       2000       2001
                                                        ----       ----       ----
USES OF CASH

EBITDA
   LM Technology                                    $     0.1  $     0.7  $     1.2
   RoameR One                                            (6.8)      (8.8)      (9.9)
   Midland                                               (0.4)       4.4        9.1
   MBU                                                    0.4        0.0        0.0
   Corporate Overhead                                    (3.5)      (3.1)      (3.2)
                                                    ---------  ---------  ---------
     Consolidated Total                                 (10.2)      (6.8)      (2.8)

Capital Expenditures
   LM Technology                                         (0.2)      (0.2)      (0.2)
   RoameR One - Site Equipment                            0.0       (0.8)      (3.3)
   RoameR One - Rental Equipment                         (1.7)      (5.4)     (11.5)
   License Acquisition Costs                             (7.5)       0.0        0.0
   Midland                                               (0.5)      (0.7)      (0.3)
   MBU                                                   (0.5)       0.0        0.0
                                                    ---------  ---------  ---------
     Consolidated Total                                 (10.4)      (7.0)     (15.2)

Changes in Working Capital
   LM Technology                                          0.2       (0.1)      (0.1)
   RoameR One                                             0.5        1.7        3.1
   Midland                                               (1.3)       3.2       (1.5)
                                                    ---------  ---------  ---------
     Consolidated Total                                  (0.6)       4.8        1.6

Other Uses of Cash
   Cash Interest Expense                                 (0.7)      (1.4)      (2.2)
   Scheduled Debt Repayment                              (3.0)      (3.3)       0.0
   Rental Equipment Debt Amortization                    (0.3       (1.2       (2.8
   Change in Long-Term Inventory and Other Assets        (1.6)       3.0        1.8
                                                    ---------  ---------  ---------
     Total                                               (5.6)      (2.9)      (3.3)

TOTAL USES OF CASH                                  ($   26.8) ($   11.9) ($   19.7)
USES OF CASH(1)

   LM Technology                                         (0.3)       0.3        0.8
   RoameR One                                           (16.5)     (15.4)     (25.8)
   Midland                                               (4.6)       5.0        5.7
   MBU                                                   (0.1)       0.0        0.0
   Other                                                 (5.3)      (1.8)      (0.5)
                                                    ---------  ---------  ---------
     Consolidated Total                             ($   26.8) ($   11.9) ($   19.7)

SOURCES OF CASH

Available Cash                                      $     5.2  $     0.0  $     0.0
Interest Income                                           0.3        0.0        0.0
Disposal of MBU                                           8.0        0.0        0.0
Proceeds from Sales of Sites and Licenses to NRTC         5.0        5.0        0.0
                                                    ---------  ---------  ---------
     TOTAL SOURCES OF CASH                               18.5        5.0        0.0

Rental Equipment Indebtedness                             1.7        5.4       11.5
     TOTAL SOURCES OF CASH (INCL. RENTAL DEBT)           20.2       10.4       11.5
ADDITIONAL FUNDING NEEDED (EXCL. RENTAL DEBT)       $     6.6  $     1.5  $     8.2


------------------


(1) Corporate overhead is allocated in proportion to revenues.                 3



CONFIDENTIAL

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--------------------------------------------------------------------------------

INTEK CONSOLIDATED FREE CASH FLOWS


THE FOLLOWING TABLE IS BASED UPON MANAGEMENT'S FINANCIAL PROJECTIONS

PROJECTED INTEK FREE CASH FLOWS                                                                           ($ IN MILLIONS)
=========================================================================================================================
                                                                         FISCAL YEAR ENDING SEPTEMBER 30,
                                                          ---------------------------------------------------------------
                                                            1999       2000       2001       2002       2003       2004
                                                          -------    -------    -------    -------    -------    -------
EBITDA                                                    ($ 10.2)   ($  6.8)   ($  2.8)   $  13.0    $  43.3    $  80.8

   Less:  Depreciation & Amortization                        (6.4)      (7.0)      (8.8)     (12.4)     (16.8)     (18.8)
                                                          -------    -------    -------    -------    -------    -------
EBIT                                                        (16.6)     (13.7)     (11.6)       0.5       26.5       62.0

   Less:  Income Taxes(1)                                     0.0        0.0        0.0        0.0      (10.6)     (24.8)
                                                          -------    -------    -------    -------    -------    -------
Unlevered Net Income                                        (16.6)     (13.7)     (11.6)       0.5       15.9       37.2

   Plus:  Depreciation & Amortization                         6.4        7.0        8.8       12.4       16.8       18.8

   Plus:  Decrease / (Increase) in Net Working Capital       (0.6)       4.8        1.6        1.4        0.8       (0.6)

   Less:  Capital Expenditures                              (10.4)      (7.0)     (15.2)     (23.2)     (24.1)     (18.8)
                                                          -------    -------    -------    -------    -------    -------
UNLEVERED FREE CASH FLOW                                    (21.2)      (9.0)     (16.4)      (8.8)       9.4       36.5
-------------------------------------------------------------------------------------------------------------------------

----------
(1) Assumes utilization of net operating losses.


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--------------------------------------------------------------------------------

INTEK PRICE / VOLUME GRAPH

DAILY:  JANUARY 1, 1998 TO MARCH 12, 1999
--------------------------------------------------------------------------------


Annotations      Date         Open      Close     Volume
     A         02/18/98       2.69      2.94      376,500
     B         04/02/98       2.84      2.69       78,300
     C         04/08/98       2.94      2.97       29,100
     D         04/22/98       4.19      4.25      255,100
     E         07/29/98       3.25      3.38       24,500
     F         08/24/98       2.50      2.50       21,900
     G         10/23/98       1.09      1.38      138,000
     H         11/18/98       1.69      1.94      124,100
     I         01/19/99       1.44      1.41      121,500
     J         02/03/99       1.72      1.94      416,800
     K         02/12/99       2.00      2.06       47,100
     L         02/16/99       2.06      2.03        4,900
     M         02/22/99       2.00      2.13       21,300
     N         03/03/99       2.34      2.13       48,800
     O         03/11/99       2.13      2.06       22,700


--------------------------------------------------------------------------------

     A   02/18/98 - RoameR One to purchase Wireless Plus

     B   04/02/98 - Intek Global announces acquisition of Data Express, a leading developer of wireless data solutions

     C   04/08/98 - RoameR One subscriber base reaches over 7,400 in second fiscal quarter

     D   04/22/98 - Intek Global and Nokia Corporation sign multi-year technology agreement

     E   07/29/98 - FCC approves Intek Global's Linear Modulation technology for entry into emerging $25 billion VHF refarming market

     F   08/24/98 - Intek Global announces its intention to sell certain assets of its Radiocoms subsidiary for $8 million in cash

     G   10/23/98 - Intek Global is awarded 181 licenses in Phase II of the
                    FCC's 220 MHz auction

     H   11/18/98 - Intek Global sees potential for $50 million in equipment sales to NRTC

     I   01/19/99 - Securicor files 13-D stating it is considering various alternatives relating to its equity and debt interests in Intek

     J   02/03/99 - Independent Committee of Intek Global announces retention of Bear Stearns as investment banker

     K   02/12/99 - Intek Global releases results for the first quarter of
                    1999. Intek had a net loss of $7.1 million on revenues of $6.0 million.

     L   02/16/99 - Intek signs a multi-year product development and manufacturing agreement with Taiwan-based ADI Communications

     M   02/22/99 - Intek Global ships initial $5 million of equipment to NRTC

     N   03/03/99 - Ventel Inc. files to sell 104,188 shares

     O   03/11/99 - Intek announces agreement with Spain's Teltronic S.A. to develop a UHF digital transmitter

--------------------------------------------------------------------------------

Source:  FactSet Research.


--------------------------------------------------------------------------------
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
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--------------------------------------------------------------------------------


INTEK GLOBAL TRADING VOLUME


JANUARY 1, 1998 TO MARCH 12, 1999
--------------------------------------------------------------------------------

                                             Period Low:  $1.06 on 10/21/98
                                             Period High: $4.25 on 4/22/98

INTEK STOCK PRICE RANGE                    % OF TOTAL INTEK TRADING VOLUME
$1.00 - $1.50                                          21.4%
$1.50 - $2.00                                          24.5%
$2.00 - $2.50                                           8.3%
$2.50 - $3.00                                          15.0%
$3.00 - $3.50                                          12.0%
$3.50 - $4.00                                          10.1%
$4.00 - $4.50                                           8.6%

--------------------------------------------------------------------------------




----------
Source:  FactSet Research.


--------------------------------------------------------------------------------
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
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--------------------------------------------------------------------------------


INTEK COMPARATIVE STOCK PRICE PERFORMANCE

INTEK VERSUS THE RUSSELL 2000 INDEX

DAILY:  JANUARY 1, 1998 TO MARCH 12, 1999
--------------------------------------------------------------------------------




Date                          Intek                                   Russell
01-Jan-1998                   100                                     100
02-Feb-1998                   153                                      99
02-Mar-1998                   224                                     106
01-Apr-1998                   186                                     111
01-May-1998                   249                                     111
01-Jun-1998                   241                                     103
01-Jul-1998                   224                                     105
03-Aug-1998                   212                                      95
01-Sep-1998                   102                                      80
01-Oct-1998                   122                                      80
02-Nov-1998                    82                                      89
01-Dec-1998                   106                                      91
01-Jan-1999                    78                                      97
01-Feb-1999                   116                                      97
01-Mar-1999                   155                                      90
12-Mar-1999                   133                                      91




















--------------------------------------------------------------------------------



----------
Source:  FactSet Research.


--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------


INTEK STOCK PRICE GRAPH SINCE THE DECEMBER 3, 1996 REVERSE MERGER(1)

DAILY:  DECEMBER 3, 1996 TO MARCH 12, 1999
--------------------------------------------------------------------------------




   Date            Volume         Price
03-Dec-1996        107,600        6.1250
02-Jan-1997         21,300        5.1875
03-Feb-1997        128,500        4.0000
03-Mar-1997         33,800        3.1250
03-Apr-1997         94,000        1.6875
02-May-1997         36,400        2.6875
04-Jun-1997         25,500        2.3125
03-Jul-1997         13,000        2.5000
05-Aug-1997         52,800        1.8750
03-Sep-1997         98,800        1.8750
03-Oct-1997         47,200        2.0000
03-Nov-1997          9,200        1.8125
03-Dec-1997         65,300        1.6563
05-Jan-1998         30,600        1.6250
04-Feb-1998         87,300        2.6563
04-Mar-1998         44,100        3.3438
03-Apr-1998         42,200        2.9063
04-May-1998         26,500        3.6875
04-Jun-1998          2,800        3.6250
06-Jul-1998         27,400        3.1875
04-Aug-1998         23,300        3.1875
04-Sep-1998         72,600        1.5000
05-Oct-1998         35,800        1.5625
04-Nov-1998          3,300        1.3750
04-Dec-1998         38,400        1.3125
04-Jan-1999         13,900        1.2813
04-Feb-1999         86,400        2.0625
04-Mar-1999         33,100        2.0625
12-Mar-1999         21,700        2.0313



--------------------------------------------------------------------------------


----------
Source: FactSet Research.

(1) On December 3, 1996, Securicor acquired 25 million shares of Intek common stock gaining over 50% ownership in the Company through Intek's acquisition of Radiocoms. This transaction was treated as a reverse merger for accounting purposes.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   8
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--------------------------------------------------------------------------------

PRELIMINARY INTEK VALUATION METHODOLOGIES

- Our preliminary valuation analyses will rely upon the financial projections and operating assumptions developed by Intek management within the framework of the Company's long term business plan

- Given the different underlying dynamics of the Company's three business segments, we have considered analyzing Intek both on a sum-of-the-parts basis and by evaluating the total consolidated business

- In these analyses, each business would require a distinct approach given the differences in operating performance and stage of business development

================================================================================
     BUSINESS                      PRIMARY VALUATION METRICS
--------------------        ----------------------------------------------------
Intek (consolidated)        DCF Analysis
RoameR One                  DCF Analysis and Comparable Spectrum Transactions
Midland                     Comparable Company Analysis, Comparable Transaction
                            Analysis, DCF Analysis
LM Technology               DCF Analysis, Comparable Company Analysis
--------------------------------------------------------------------------------

- Based on our preliminary evaluation, we believe that it is most appropriate to value Intek on a consolidated basis as the three businesses are inherently "tied together"

-    A sum-of-the-parts analysis does not appear to be appropriate because:

     -    It is difficult to fully "unwind" the separate businesses

               -    Facilities / Property

               -    Human Resources

               -    Transfer Pricing

               -    Overhead


     - Separate stand-alone accounting statements would be required for each entity

     - Tax implications of the sale of each business would need to be analyzed


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   9

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--------------------------------------------------------------------------------

ENTERPRISE VALUE / STOCK PRICE MATRIX


THE FOLLOWING TABLE ILLUSTRATES THE EQUIVALENT PER SHARE COMMON STOCK PRICES FOR A RANGE OF INTEK ENTERPRISE VALUES FROM $150 MILLION TO $300 MILLION. THIS TABLE IS FOR ILLUSTRATIVE PURPOSES ONLY

COMMON STOCK PRICES PER SHARE  ($ IN MILLIONS, EXCEPT PER SHARE DATA)
====================================================================================================
Intek Enterprise Value                  $150.0   $175.0   $200.0   $225.0   $250.0   $275.0   $300.0

Intek Equity Value(1)(2)                  82.2    107.2    132.2    157.2    182.2    207.2    232.2

PRICE PER SHARE(2)                      $ 1.70   $ 2.22   $ 2.74   $ 3.25   $ 3.77   $ 4.29   $ 4.81



PRO FORMA PRICE PER SHARE(3)            $ 1.75   $ 2.21   $ 2.67   $ 3.13   $ 3.59   $ 4.05   $ 4.51
(FULLY DRAWN DECEMBER 1998 FACILITY)
----------------------------------------------------------------------------------------------------

----------
(1) Assumes total debt of $32.9 million, preferred stock of $36.3 million and cash of $1.5 million as of January 31, 1999.

(2) Assumes conversion of $12.6 million of Securicor notes at $2.10 per share, the average closing price for the 20 trading days ending March 12, 1999.

(3) Pro Forma for the impact of $12.4 million of additional borrowings under the Company's December 1998 credit facility (fully drawn) and assuming the proceeds are held in cash and the debt is convertible at $2.10 per share.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  10

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SECTION 3


RoameR ONE PRELIMINARY OVERVIEW

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STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

RoameR ONE OVERVIEW

- As a network operator, RoameR One is a competitive, capital intensive business characterized by high operating leverage and, in the long term, high margins

- Management's RoameR One financial projections assume the ability to execute the business plan and the attainability of requisite financing for the network roll-out

- A large portion of the Company's capital requirement relates to the funding of rental equipment

     - We believe this capital requirement could be financed off-balance-sheet through third party lenders

- RoameR One markets are "clonable" horizontally; therefore, management can control how quickly the Company expands its air-time business and the capital required to fund it by accelerating or decelerating market roll-outs

- The valuation of Intek would be highly dependent on how quickly management can achieve market development and the recurring cash flows generated by those markets


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  11
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--------------------------------------------------------------------------------


MANAGEMENT'S FINANCIAL PROJECTIONS - RoameR ONE

SELECTED FINANCIAL DATA                                                                                              ($ IN MILLIONS)
====================================================================================================================================
                                                              PROJECTED FISCAL YEAR ENDING SEPTEMBER 30,
                           ---------------------------------------------------------------------------------------------------------
                            1999        2000       2001        2002         2003        2004        2005        2006        2007
                           -------    -------    --------    --------     --------    --------    --------    --------    --------
Number of Markets                6         22          38          54           60          60          60          60          60
Year-End Subscribers        22,486     58,245     124,572     221,767      325,743     410,346     466,388     501,996     528,063


GROSS REVENUES             $   7.9    $  24.6    $   55.7    $   96.6     $  135.7    $  161.8    $  175.8    $  183.7    $  190.9
Growth                          NM      213.2%      126.0%       73.6%        40.4%       19.3%        8.7%        4.5%        3.9%


Less: Cost of Sales       ($   9.1)  ($  22.6)  ($   44.4)  ($   65.5)   ($   76.0)  ($   72.5)  ($   63.7)  ($   56.7)  ($   52.9)
                           -------    -------    --------    --------     --------    --------    --------    --------    --------
NET REVENUES                  (1.2)       2.0        11.2        31.1         59.7        89.3       112.1       127.1       138.0


EBITDA                    ($   6.8)  ($   8.8)  ($    9.9)   $    0.6     $   25.9    $   58.2    $   86.3    $  104.3    $  115.0
% Margin to Net Revenues        NM         NM          NM         2.1%        43.3%       65.2%       77.0%       82.1%       83.4%


OPERATING INCOME          ($  11.3)  ($  14.6)  ($   17.9)  ($   10.9)    $   10.0    $   40.2    $   67.6    $   84.9    $   96.6
% Margin to Net Revenues        NM         NM          NM          NM         16.8%       45.0%       60.3%       66.8%       70.0%


NET INCOME(1)             ($  12.2)  ($  16.8)  ($   22.3)  ($   18.0)    $    1.4    $   33.2    $   63.6    $   81.4    $   93.6
% Margin to Net Revenues        NM         NM          NM          NM          2.4%       37.2%       56.7%       64.1%       67.8%
------------------------------------------------------------------------------------------------------------------------------------

CAPITAL EXPENDITURES -     $   0.0    $   0.8    $    3.3    $    5.9     $    4.8    $    1.9    $    1.1    $    0.1    $    0.0
    SITE BUILD-OUT


CAPITAL EXPENDITURES -         1.7        5.4        11.5        17.0         19.0        16.6        12.9        10.4         9.4
    RENTAL EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------------

SELECTED FINANCIAL DATA
=====================================

                          -----------
                              2008
                            ---------
Number of Markets                 60
Year-End Subscribers         546,411


GROSS REVENUES              $  196.6
Growth                           3.0%


Less: Cost of Sales        ($   49.6)
                            --------
NET REVENUES                   147.0


EBITDA                      $  122.8
% Margin to Net Revenues        83.5%


OPERATING INCOME            $  106.2
% Margin to Net Revenues        72.2%


NET INCOME(1)               $  103.6
% Margin to Net Revenues        70.5%
-------------------------------------

CAPITAL EXPENDITURES -      $    0.0
    SITE BUILD-OUT


CAPITAL EXPENDITURES -           8.9
    RENTAL EQUIPMENT
-------------------------------------

(1) Excludes interest on intercompany debt and assumes the Company uses its net operating losses to shield income.

--------------------------------------------------------------------------------
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STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------


RoameR ONE FREE CASH FLOWS

THE FOLLOWING TABLE IS BASED UPON MANAGEMENT'S FINANCIAL PROJECTIONS

PROJECTED RoameR ONE FREE CASH FLOWS                                                                              ($ IN MILLIONS)
=================================================================================================================================
                                                                               FISCAL YEAR ENDING SEPTEMBER 30,
                                                        -------------------------------------------------------------------------
                                                         1999       2000       2001       2002       2003       2004       2005
                                                        -------    -------    -------    -------    -------    -------    -------
EBITDA                                                  ($  6.8)   ($  8.8)   ($  9.9)   $   0.6    $  25.9    $  58.2    $  86.3

  Less:  Depreciation & Amortization                       (4.6)      (5.9)      (8.0)     (11.5)     (15.9)     (18.0)     (18.7)

  Less:  Corporate Overhead Allocation                     (0.7)      (1.0)      (1.4)      (1.7)      (1.8)      (1.8)      (1.9)
                                                        -------    -------    -------    -------    -------    -------    -------

EBIT                                                      (12.0)     (15.6)     (19.3)     (12.6)       8.2       38.4       65.7

  Less:  Income Taxes(1)                                    0.0        0.0        0.0        0.0        0.0      (15.3)     (26.3)
                                                        -------    -------    -------    -------    -------    -------    -------


Unlevered Net Income                                      (12.0)     (15.6)     (19.3)     (12.6)       8.2       23.0       39.4

  Plus:  Depreciation & Amortization                        4.6        5.9        8.0       11.5       15.9       18.0       18.7

  Plus:  Decrease / (Increase) in Net Working Capital       2.5        0.3        3.1        4.4        4.4        3.2        2.2

  Less:  Capital Expenditures                              (9.2)      (6.2)     (14.8)     (22.9)     (23.8)     (18.5)     (14.0)
                                                        -------    -------    -------    -------    -------    -------    -------


UNLEVERED FREE CASH FLOW                                ($ 14.2)   ($ 15.7)   ($ 23.0)   ($ 19.6)   $   4.7    $  25.8    $  46.3
---------------------------------------------------------------------------------------------------------------------------------

----------
(1) Assumes RoameR One utilizes its net operating losses to offset taxable income.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  13

 BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------


RoameR ONE FINANCIAL PROJECTION SENSITIVITY ANALYSES

MANAGEMENT'S BUSINESS PLAN IS PREDICATED ON OBTAINING THE NECESSARY FINANCING TO ROLL OUT RoameR ONE IN 60 MARKETS OVER A FIVE-YEAR TIME HORIZON. WE HAVE REVIEWED ALTERNATIVE SCENARIOS UNDER WHICH THE COMPANY "THROTTLES" ITS RoameR ONE EXPANSION PLANS

BASE CASE
---------

- Roll out 60 markets over five years as planned

CONSTRAINED MARKET DEVELOPMENT CASES
------------------------------------

- Rollout markets as planned in 1999 and subsequently roll out large markets only since large markets generate positive cash flow more quickly than small markets due to more aggressive subscriber loading

- Roll out markets as scheduled in years 1999 and 2000 only, conserving capital resources beyond 2000

RoameR ONE SENSITIVITY ANALYSES                                                                         ($ IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------------
                                                                        1999 - 2001
                                                             TOTAL CAPITAL EXPENDITURES             EBITDA
                                                1999 - 2001  --------------------------   -----------------------------
                                    CUMULATIVE    EBITDA         SITE          RENTAL
                                     MARKETS     "BURN"(1)   EQUIPMENT (2)    EQUIPMENT   2002   2003     2004   2005
                                    ----------  -----------  -------------    ---------   ----   -----   -----   -----
 Scenario 1: 60 Market Roll-Out         60        ($25.5)        $4.2           $18.6     $0.6   $25.9   $58.2   $86.3

 Scenario 2: Large Market Roll-Out      32         (19.3)         1.4            14.9      3.3    22.2    43.8    60.2

 Scenario 3: 2-Year Market Roll-Out     22         (19.8)         0.4            16.1     11.8    27.7    36.9    40.2

 ----------------------------------------------------------------------------------------------------------------------

- The sensitivity analyses on the financial projections show that various operating assumptions for RoameR One do not necessarily substantially impact the capital requirements of the business; however, they do significantly impact EBITDA / cash flows and, therefore, RoameR One's valuation

----------
(1)  EBITDA "burn" represents cumulative negative EBITDA from 1999 to 2001.

(2) Includes site build-out related capital expenditures and site deposits. Excludes $7.5 million license acquisition costs in fiscal 1999.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  14

 BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------


LICENSE ACQUISITION PRICES

WE COMPARED THE ROAMER ONE 220 MHZ SPECTRUM POSITION WITH THE RESULTS OF RECENT NARROWBAND AND BROADBAND LICENSE ACQUISITIONS


- We acknowledge that Intek paid $7.5 million for its 220 MHz licenses as the winner of a national auction conducted by the FCC over 37 days

- We analyzed values paid for licenses at the FCC broadband PCS auctions for A-, B-, C-, D-, E-, and F- block licenses based on the top Metropolitan Statistical Areas

- We also reviewed secondary market purchases of nationwide narrowband PCS licenses

- We translated the license value to a $/kHz-POP metric by dividing the license purchase price by total POPs covered by the license and spectrum capacity measured in kHz

LICENSE ACQUISITION
PRICES                                                               ($ PER kHz-POP)
--------------------------------------------------------------------------------------------------------
                                                                                  LICENSE VALUE
                                                                           -----------------------------
License Value at 220 MHz Auction                                                     $0.0001
License Values at Broadband 30 MHz PCS Auctions (A-, B- and C- Blocks)     0.0004        -       0.0020
License Values at Broadband 10 MHz PCS Auctions (D-, E- and F- Blocks)     0.0003        -       0.0004
Secondary Market Purchases of Nationwide Narrowband PCS Licenses           0.0011        -       0.0012
--------------------------------------------------------------------------------------------------------

- These analyses have limited applicability because they do not fully account for differences in:

     -    Revenue opportunities

     -    Competitive landscapes

     -    Capital requirements

     -    Risk of deployment


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  15

BEAR
STEARNS

SECTION 4

MIDLAND PRELIMINARY OVERVIEW

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

MIDLAND OVERVIEW

- Midland is a highly competitive business that is working capital and distribution intensive

- Midland is currently experiencing low margins as a distributor of MBU products. With the E.F. Johnson relationship, the Company has the opportunity to substantially improve operating margins in the near term

- Management's financial projections are predicated on this potential margin increase, as well as the ability to significantly penetrate the VHF and 220 MHz equipment markets

     -    Sensitivity analyses can be performed on these assumptions

- Based on management's financial projections, a significant portion of the Company's future earnings and cash flows will be generated by VHF sales

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  16

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

MANAGEMENT'S FINANCIAL PROJECTIONS - MIDLAND


SELECTED FINANCIAL DATA                                          ($ IN MILLIONS)
--------------------------------------------------------------------------------
                                 PROJECTED FISCAL YEAR ENDING SEPTEMBER 30,
                            ---------------------------------------------------
                             1999     2000     2001     2002    2003      2004
                            -----    -----    -----    -----   ------    ------
REVENUES                    $28.9    $48.9    $67.0    $89.0   $114.5    $141.7

Growth                         NA     69.6%    36.9%    32.8%    28.7%     23.7%


GROSS PROFIT                 $7.2    $16.3    $23.6    $31.7    $40.1     $48.7

Margin                       25.0%    33.4%    35.3%    35.7%    35.0%     34.4%


EBITDA                      ($0.4)    $4.4     $9.1    $14.1    $18.6     $23.2

Margin                         NM      8.9%    13.6%    15.8%    16.3%     16.4%


OPERATING INCOME            ($1.3)    $3.3     $8.0    $12.9    $17.4     $22.2

Margin                         NM      6.8%    12.0%    14.6%    15.2%     15.7%


NET INCOME(1)               ($1.3)    $3.3     $8.0    $12.9    $17.4     $22.2

Margin                         NM      6.8%    12.0%    14.6%    15.2%     15.7%

--------------------------------------------------------------------------------

(1) Excludes interest on intercompany debt and assumes the Company uses net operating losses to shield income.

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  17

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

MIDLAND DETAILED PROJECTED INCOME STATEMENTS

                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------
                                   PROJECTED FISCAL YEAR ENDING SEPTEMBER 30,
                                 ----------------------------------------------
                                 1999    2000    2001    2002     2003     2004
                                 ----    ----    ----    ----    -----    -----
Equipment Sales(1)
  220 MHz                        $4.2   $23.6   $24.0   $24.1    $20.6    $17.5
  LMR                            18.6    15.0    14.0    12.0     11.0     10.0
  VHF                             5.8     7.4    23.7    45.9     75.5    106.6
                                 ----    ----    ----    ----    -----    -----
    Total                        28.5    46.0    61.7    82.0    107.1    134.0

Service Income
  Network Monitoring              0.0     1.2     1.7     2.2      2.4      2.5
  Customer Service                0.0     1.4     3.2     4.4      4.4      4.4
  Maintenance and Repair          0.3     0.2     0.3     0.4      0.5      0.7
                                 ----    ----    ----    ----    -----    -----
    Total                         0.3     2.9     5.3     7.0      7.4      7.6
                                 ----    ----    ----    ----    -----    -----

TOTAL REVENUE                    28.9    48.9    67.0    89.0    114.5    141.7
  Growth rate                      NA    69.6%   36.9%   32.8%    28.7%    23.7%

Cost of Equipment Sales
  220 MHz                         3.7    15.3    15.6    15.6     13.3     11.3
  LMR                            12.9    10.4     9.7     8.3      7.6      6.9
  VHF                             4.8     4.9    15.6    30.1     49.6     70.0
  Cost of Staging                 0.0     0.6     0.8     1.1      1.4      1.8
  Warranty Costs                  0.2     0.2     0.2     0.3      0.4      0.4
                                 ----    ----    ----    ----    -----    -----
    Total                        22.0    31.0    42.0    55.0     72.0     90.0

Cost of Services
  Network Monitoring              0.0     1.0     1.1     1.2      1.3      1.4
  Customer Service                0.0     0.1     0.3     0.4      0.6      0.7
  Maintenance and Repair          0.1     0.1     0.2     0.2      0.3      0.4
                                 ----    ----    ----    ----    -----    -----
    Total                         0.1     1.2     1.5     1.8      2.2      2.5

Total Cost of Sales              21.6    32.6    43.4    57.2     74.5     92.9

GROSS PROFIT                      7.2    16.3    23.6    31.7     40.1     48.7
  Gross margin                   25.0%   33.4%   35.3%   35.7%    35.0%    34.4%

Costs and Expenses
  Sales and Marketing             3.6     5.5     7.4     9.8     12.9     16.1
  General and Administrative      4.0     6.4     7.1     7.8      8.6      9.4
  Depreciation                    0.3     0.4     0.5     0.5      0.5      0.4
  Amortization                    0.6     0.6     0.6     0.6      0.6      0.6
                                 ----    ----    ----    ----    -----    -----
    Total                         8.5    13.0    15.6    18.8     22.6     26.5
                                 ----    ----    ----    ----    -----    -----

OPERATING INCOME (LOSS)         ($1.3)   $3.3    $8.0   $12.9    $17.4    $22.2

EBITDA                          ($0.4)   $4.4    $9.1   $14.1    $18.6    $23.2
  EBITDA margin                    NM     8.9%   13.6%   15.8%    16.3%    16.4%

--------------------------------------------------------------------------------

(1)  Excludes sales to Roamer One and sales of portables.

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  18

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

MIDLAND CONTRIBUTION ANALYSIS

REVENUE CONTRIBUTION                                             ($ IN MILLIONS)
--------------------------------------------------------------------------------

Revenue Contribution Analysis

                  1999        2000        2001        2002        2003        2004
220Mhz             4.2        23.6          24        24.1        20.6         17.5
LMR               18.6          15          14          12          11           10
VHF                5.8         7.4        23.7        45.9        75.5        106.6
Service            0.3         2.9         5.3           7         7.4          7.6


--------------------------------------------------------------------------------

EBITDA CONTRIBUTION                                              ($ IN MILLIONS)
--------------------------------------------------------------------------------

EBITDA Contribution Analysis

                  1999        2000        2001        2002        2003        2004
VHF               -0.3        1.6         5.1         9.9         16.2        22.7
220Mhz               0        2.8           4         4.2          2.4         0.5


--------------------------------------------------------------------------------

(1) EBITDA contribution is computed based on segment gross profit less selling and marketing expenses allocated in proportion to segment revenues. G&A is allocated by segment according to the following order: service segment, LMR, 220 MHz and VHF.

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  19

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

MIDLAND FREE CASH FLOWS - PRELIMINARY BASE CASE

THE FOLLOWING TABLE IS BASED UPON MANAGEMENT'S FINANCIAL PROJECTIONS

PROJECTED MIDLAND FREE CASH FLOWS                                                      ($ IN MILLIONS)
------------------------------------------------------------------------------------------------------
                                                                FISCAL YEAR ENDING SEPTEMBER 30,
                                                       -----------------------------------------------
                                                        1999    2000    2001    2002     2003     2004
                                                       -----    ----    ----   -----    -----    -----
EBITDA                                                 ($0.4)   $4.4    $9.1   $14.1    $18.6    $23.2
  Less: Depreciation & Amortization                     (0.9)   (1.0)   (1.1)   (1.2)    (1.2)    (1.0)
  Less: Corporate Overhead Allocation                   (2.5)   (1.9)   (1.7)   (1.5)    (1.5)    (1.6)
                                                       -----    ----    ----   -----    -----    -----
EBIT                                                    (3.7)    1.4     6.4    11.4     15.9     20.6
  Less: Income Taxes(1)                                  0.0     0.0     0.0     0.0      0.0     (8.2)
                                                       -----    ----    ----   -----    -----    -----

Unlevered Net Income                                    (3.7)    1.4     6.4    11.4     15.9     12.4

  Plus: Depreciation & Amortization                      0.9     1.0     1.1     1.2      1.2      1.0
  Plus: Decrease / (Increase) in Net Working Capital    (1.3)    3.2    (1.5)   (3.0)    (3.5)    (3.7)
  Less: Capital Expenditures                            (0.5)   (0.7)   (0.3)   (0.1)    (0.1)    (0.1)
                                                       -----    ----    ----   -----    -----    -----

UNLEVERED FREE CASH FLOW                                (4.6)    5.0     5.7     9.5     13.5      9.6
-------------------------------------------------------------------------------------------------------

(1)  Assumes utilization of net operating losses.
--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  20

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

MIDLAND FREE CASH FLOWS - 24% GROSS MARGIN SCENARIO

MANAGEMENT IS PROJECTING SUBSTANTIAL MARGIN IMPROVEMENT BEYOND 1999. THE FOLLOWING SCENARIO EXAMINES THE IMPACT OF KEEPING GROSS MARGINS ON BASE STATIONS CONSTANT AT 1999 LEVELS (21% FOR 220 MHz, 26% FOR VHF) AND INCREASING RADIO GROSS MARGINS TO 24% FROM 4% IN 1999 (VS. 34% IN MANAGEMENT'S PROJECTIONS)

PROJECTED MIDLAND FREE CASH FLOWS                                                     ($ IN MILLIONS)
-----------------------------------------------------------------------------------------------------
                                                                FISCAL YEAR ENDING SEPTEMBER 30,
                                                        ---------------------------------------------
                                                         1999    2000    2001    2002    2003    2004
                                                        -----    ----    ----    ----    ----   -----
EBITDA                                                  ($0.4)   $0.8    $3.8    $6.5    $8.4   $10.2
   Less: Depreciation & Amortization                     (0.9)   (1.0)   (1.1)   (1.2)   (1.2)   (1.0)
   Less: Corporate Overhead Allocation                   (2.5)   (1.9)   (1.7)   (1.5)   (1.5)   (1.6)
                                                        -----    ----    ----    ----    ----   -----
EBIT                                                     (3.7)   (2.2)    1.1     3.8     5.7     7.6
   Less: Income Taxes(1)                                  0.0     0.0     0.0     0.0     0.0    (3.0)
                                                        -----    ----    ----    ----    ----   -----

Unlevered Net Income                                     (3.7)   (2.2)    1.1     3.8     5.7     4.5


   Plus: Depreciation & Amortization                      0.9     1.0     1.1     1.2     1.2     1.0
   Plus: Decrease / (Increase) in Net Working Capital    (1.3)    3.1    (1.5)   (3.0)   (3.5)   (3.8)
   Less: Capital Expenditures                            (0.5)   (0.7)   (0.3)   (0.1)   (0.1)   (0.1)
                                                        -----    ----    ----    ----    ----   -----

UNLEVERED FREE CASH FLOW                                 (4.6)    1.3     0.4     1.8     3.2     1.7
------------------------------------------------------------------------------------------------------

(1)  Assumes utilization of net operating losses.

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  21

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

MIDLAND FREE CASH FLOWS - LOWER VHF SALES SCENARIO

MANAGEMENT'S PROJECTIONS ALSO ASSUME SIGNIFICANTLY INCREASED SALES OF VHF EQUIPMENT. THE FOLLOWING SCENARIO EXAMINES THE IMPACT OF ACHIEVING HALF OF MANAGEMENT'S PROJECTED GROWTH

PROJECTED MIDLAND FREE CASH FLOWS                                                     ($ IN MILLIONS)
-----------------------------------------------------------------------------------------------------
                                                              FISCAL YEAR ENDING SEPTEMBER 30,
                                                       ----------------------------------------------
                                                        1999    2000    2001    2002    2003     2004
                                                       -----    ----    ----    ----   -----    -----
EBITDA                                                 ($0.4)   $4.1    $7.2    $9.9   $11.4    $12.8
  Less: Depreciation & Amortization                     (0.9)   (1.0)   (1.1)   (1.2)   (1.2)    (1.0)
  Less: Corporate Overhead Allocation                   (2.5)   (1.9)   (1.5)   (1.3)   (1.2)    (1.2)
                                                       -----    ----    ----    ----   -----    -----
EBIT                                                    (3.7)    1.2     4.6     7.5     9.1     10.6
  Less: Income Taxes(1)                                  0.0     0.0     0.0     0.0     0.0     (4.3)
                                                       -----    ----    ----    ----   -----    -----

Unlevered Net Income                                    (3.7)    1.2     4.6     7.5     9.1      6.4


  Plus: Depreciation & Amortization                      0.9     1.0     1.1     1.2     1.2      1.0
  Plus: Decrease / (Increase) in Net Working Capital    (1.3)    3.7    (0.4)   (1.4)   (1.4)    (1.5)
  Less: Capital Expenditures                            (0.5)   (0.7)   (0.3)   (0.1)   (0.1)    (0.1)
                                                       -----    ----    ----    ----   -----    -----

UNLEVERED FREE CASH FLOW                                (4.6)    5.3     5.0     7.1     8.7      5.8
------------------------------------------------------------------------------------------------------

(1) Assumes utilization of net operating losses.
--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  22

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

COMPARABLE COMPANIES




- While we do not believe there is any perfect comparable to Midland, we reviewed trading ranges for the following companies to give us further insight into Midland's business

     - These comparable companies are distributors / manufacturers of communications equipment that are similar to Midland in terms of operating dynamics (see Appendix A for business descriptions)

          --------------------------------------------------------------
          Andrew Corp.                        Audiovox Corp.

          Anicom Inc.                         Glenayre Technologies Inc.

          Anixter International Inc.
          --------------------------------------------------------------

- The following pages show trading multiples of revenues, EBITDA and EBIT for these companies

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  23

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

COMPARABLE COMPANY ANALYSIS - LTM TRADING MULTIPLES(1)

ENTERPRISE VALUE / LTM REVENUES
-------------------------------

Andrew                   1.27x
Anicom                   0.61x
Glenayre Technologies    0.51x
Anixter                  0.36x
Audiovox                 0.26x

Average = 0.60x
-------------------------------


ENTERPRISE VALUE / LTM EBITDA
-------------------------------

Audiovox                 12.5x
Anicom                   11.6x
Anixter                   7.3x
Andrew                    5.7x
Glenayre Technologies     5.6x

Average = 8.5x
-----------------------------



ENTERPRISE VALUE / LTM EBIT
-----------------------------

Audiovox                 15.5x
Anicom                   13.6x
Anixter                   9.4x
Andrew                    7.1x
Glenayre Technologies       NM

Average = 11.4x
---------------------------

(1) Based on closing stock prices as of March 12, 1999 and fully diluted shares. Projections sourced from Wall Street research.

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  24

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

COMPARABLE COMPANY ANALYSIS - 1999 TRADING MULTIPLES(1)


ENTERPRISE VALUE / 1999 REVENUES
--------------------------------

Andrew                   1.17x
Glenayre Technologies    0.49x
Anicom                   0.45x
Anixter                  0.42x
Audiovox                 0.21x

Average = 0.55x
--------------------------------


ENTERPRISE VALUE / 1999 EBITDA
--------------------------------

Anixter                   7.8x
Anicom                    6.9x
Audiovox                  5.8x
Andrew                    5.3x
Glenayre Technologies     4.0x

Average = 6.0x
--------------------------------


ENTERPRISE VALUE / 1999 EBIT
--------------------------------

Glenayre Technologies    14.6x
Anixter                  10.7x
Anicom                    9.5x
Andrew                    6.7x
Audiovox                  6.4x

Average = 9.6x
--------------------------------

(1) Based on closing stock prices as of March 12, 1999 and fully diluted shares. Projections sourced from Wall Street research.

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  25

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

COMPARABLE COMPANY ANALYSIS - 2000 TRADING MULTIPLES(1)

ENTERPRISE VALUE / 2000 REVENUES

Anixter                 0.38x
Audiovox                0.18x
Andrew                  NA
Anicom                  NA
Glenayre Technologies   NA

ENTERPRISE VALUE / 2000 EBITDA

Anixter                 7.3x
Audiovox                5.2x
Andrew                  NA
Anicom                  NA
Glenayre Technologies   NA

ENTERPRISE VALUE / 2000 EBIT

Anixter                 9.9x
Audiovox                5.7x
Andrew                  NA
Anicom                  NA
Glenayre Technologies   NA

(1) Based on closing stock prices as of March 12, 1999 and fully diluted shares. Projections sourced from Wall Street research.

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  26

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

COMPARABLE M&A TRANSACTIONS

- Mergers and acquisition transaction comparables are limited in scope related to Midland:

     -    Limited number of relevant transactions (most deals are private)

     - Implied M&A transaction multiples are based on LTM data and have limited applicability to Midland, which does not become EBIT and EBITDA positive until 2000 and beyond


ENTERPRISE VALUE / LTM EBITDA

Digital Microwave/Innova                                   32.6x
Unisource Worldwise/National Sanitary Supply               10.8x
United Stationers/Azerty                                    9.1x
Anicom/Texcan Cable                                         6.8x
Arrow Electronics/Richey Electronics                        3.4x

Harmonic Mean = 7.4x



ENTERPRISE VALUE / LTM EBIT

Digital Microwave/Innova                                   83.9x
Unisource Worldwise/National Sanitary Supply               16.3x
United Stationers/Azerty                                   10.0x
Anicom/Texcan Cable                                         7.5x
Arrow Electronics/Richey Electronics                        3.7x

Harmonic Mean = 8.6x

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  27

1


SECTION 5

LM TECHNOLOGY PRELIMINARY
OVERVIEW

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

LM TECHNOLOGY OVERVIEW

- LM Technology is a knowledge-intensive business that is dependent on proprietary technologies and the ability to attract qualified human resources

-    The business is not capital intensive and is self-funding

- It is difficult to accurately quantify all future technology and royalty aspects of the business:

     -    Future royalty streams may be understated

     - No attempt has been employed to quantify the economic benefits of the technology transfer to each of Midland and RoameR One

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  28

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

MANAGEMENT'S FINANCIAL PROJECTIONS - LM TECHNOLOGY


SELECTED FINANCIAL DATA                                          ($ IN MILLIONS)
--------------------------------------------------------------------------------
                                  PROJECTED FISCAL YEAR ENDING SEPTEMBER 30,
                             ---------------------------------------------------
                              1999     2000     2001     2002     2003     2004
                             -----     ----     ----     ----     ----     ----
REVENUES                      $4.2     $5.0     $5.9     $6.5     $8.4    $11.0
Growth                          NA     21.0%    16.7%    10.8%    30.0%    30.0%

GROSS PROFIT                  $1.7     $2.0     $2.3     $2.6     $3.4     $4.4
Margin                        40.0%    40.0%    40.0%    40.0%    40.0%    40.0%

EBITDA                        $0.1     $0.7     $1.2     $1.5     $2.2     $2.9
Margin                         1.6%    14.5%    21.2%    23.7%    26.6%    26.6%

OPERATING INCOME             ($0.4)    $0.2     $0.7     $1.0     $1.7     $2.3
Margin                       (10.6%)    4.2%    12.1%    15.1%    19.8%    21.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  29

BEAR
STEARNS                                                        PROJECT STAR TREK
--------------------------------------------------------------------------------

LM TECHNOLOGY FREE CASH FLOWS

PROJECTED LM TECHNOLOGY FREE CASH FLOWS                                             ($ IN MILLIONS)
---------------------------------------------------------------------------------------------------
                                                             FISCAL YEAR ENDING SEPTEMBER 30,
                                                      ---------------------------------------------
                                                       1999    2000    2001    2002    2003    2004
                                                      -----    ----    ----    ----    ----    ----
EBIT                                                  ($0.4)   $0.2    $0.7    $1.0    $1.7    $2.3

  Less: Depreciation and Amortization                   0.5     0.5     0.5     0.6     0.6     0.6
                                                      -----    ----    ----    ----    ----    ----

EBITDA                                                  0.1     0.7     1.2     1.5     2.2     2.9

  Less: Corporate Overhead Allocation                  (0.4)   (0.2)   (0.1)   (0.1)   (0.1)   (0.1)

  Less: Cash Taxes                                      0.0     0.0     0.0     0.0     0.0     0.0

  Plus: Decrease / (Increase) in Net Working Capital    0.0    (0.1)   (0.1)   (0.0)   (0.1)   (0.2)

  Less: Capital Expenditures                           (0.4)   (0.4)   (0.4)   (0.4)   (0.4)   (0.4)
                                                      -----    ----    ----    ----    ----    ----

         UNLEVERED FREE CASH FLOW                     ($0.7)   $0.1    $0.6    $1.0    $1.6    $2.2

----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  30

1


APPENDICES

1


APPENDIX A
MIDLAND COMPARABLE COMPANY

BUSINESS DESCRIPTIONS

BEAR
STEARNS                                                       PROJECT STAR TREK

MIDLAND COMPARABLE COMPANY BUSINESS DESCRIPTIONS


    COMPANY                                 BUSINESS DESCRIPTION

ANDREW CORPORATION                  Andrew Corporation is a multinational
                                    supplier of communication products and
                                    systems to worldwide commercial, industrial, governmental, and military customers. The
                                    Company manufactures antenna systems for microwave communications, earth stations, broadcasting and radar; coaxial cables;
                                    microwave receivers; multiline port
                                    expansion devices; terminal emulators; and network components, including adapter cards and multiple access units. Products are sold to the telecommunications and electronics industries. The bulk of revenue is derived from activity in the telecommunications industry.

ANICOM, INC.                        Anicom specializes in the sale and
                                    distribution of communications related wire, cable, fiber optics and connectivity products. Anicom sells products from approximately 400 manufacturers to
                                    Honeywell, Ameritech, regional Bell
                                    companies, and other telecommunications, cable TV, and alarm firms.

ANIXTER INTERNATIONAL, INC.         Anixter International, Inc. provides
                                    networking and cabling solutions for private network infrastructure requirements. The company sells more than 63,000 products that connect PC's, peripheral equipment, mainframe computers, and various communications networks to each other.
                                    Anixter sells copper and fiber-optic cable for data transmission and electrical wiring to transmit energy and monitor industrial processes. The company's customers include governments, utilities, communications companies, and manufacturers.

AUDIOVOX CORPORATION                Audiovox Corporation markets and supplies
                                    cellular telephones and accessories, sound and security equipment, and other accessories. The company markets cellular telephones (two-thirds of sales) and car audio, alarm, and accessory equipment to customers including cellular service providers, mass merchandisers, car dealers, and car stereo retailers. Audiovox sells mainly in the U.S. and Canada.

GLENAYRE TECHNOLOGIES               Glenayre Technologies is a worldwide
                                    provider of telecommunications equipment and related software used in the wireless personal communications service markets including wireless messaging, voice processing and other products. A leading world supplier of telecommunications equipment and software used in wireless personal communications, the company's paging-products group specializes in the switches and transmitters used in paging, voice messaging, message management, and mobile data systems. The company also makes mobile and fixed network products and microwave and rural radio communications equipment.



CONFIDENTIAL                                                                 31

1


APPENDIX B
NARROWBAND PCS LICENSE

ACQUISITIONS

BEAR
STEARNS                                                       PROJECT STAR TREK

NARROWBAND PCS LICENSE ACQUISITIONS

THE FOLLOWING TABLE SUMMARIZES RECENT ACQUISITION PRICES IN SECONDARY MARKET PURCHASES FOR NATIONWIDE NARROWBAND PCS LICENSES:

                                                              (IN MILLIONS EXCEPT FOR kHz, $/kHz-POP AMOUNTS)
-----------------------------------------------------------------------------------------------------------------------------
                                                   kHz                POPULATION          PURCHASE PRICE           $/kHz-POP
                                                   ---                ----------          --------------           ---------
Metrocall's purchase of AT&T license(1)            100                   260                 $30.0                  $0.00115

TSR Wireless purchase of AT&T license(2)          62.5                   260                  20.0                   0.00123
-----------------------------------------------------------------------------------------------------------------------------

----------

(1) Metrocall bought the paging assets of AT&T for a total of $205 million in cash and convertible preferred stock on 6/29/98. $30 million of that value was attributed to the nationwide narrowband PCS license.

(2) TSR purchased a nationwide PCS license from AT&T for $20 million on 8/25/98.


CONFIDENTIAL                                                                 32

1


APPENDIX C
PCS AUCTION ANALYSIS

(BLOCKS A AND B)

BEAR
STEARNS                                                       PROJECT STAR TREK

PCS AUCTION ANALYSIS (BLOCKS A AND B) - LICENSE VALUES FOR TOP 50 MTAs

                                                                                         (IN MILLIONS, EXCEPT PER KHZ-POP AMOUNTS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    30 MHz
                                                                                    A-BLOCK
    MTA              MARKET NAME                       POPULATION                WINNING BIDDER                       NET BID
    ---              -----------                       ----------                --------------                       -------
     1    New York                                        26.4            OmniPoint PCS Entrepreneurs, Inc.           $347.5
     2    Los Angeles-San Diego                           19.1            Cox Cable Communications, Inc.               251.9
     3    Chicago                                         12.1            AT&T Wireless PCS Inc.                       372.8
     4    San Francisco-Oakland-San Jose                  11.9            Wireless Co., L.P.                           206.5
     5    Detroit                                         10.0            AT&T Wireless PCS Inc.                        81.2
     6    Charlotte-Greensboro-Greenville-Raleigh          9.8            AT&T Wireless PCS Inc.                        66.6
     7    Dallas-Ft. Worth                                 9.7            PCS PRIMECO, L.P.                             87.5
     8    Boston-Providence                                9.5            AT&T Wireless PCS Inc.                       121.7
     9    Philadelphia                                     8.9            AT&T Wireless PCS Inc.                        81.0
    10    Washington-Baltimore                             7.8            American Personal Communications, LP         102.3
    11    Atlanta                                          6.9            AT&T Wireless PCS Inc.                       198.4
    12    Minneapolis-St. Paul                             6.0            Wireless Co., L.P.                            39.7
    13    Tampa-St. Petersburg-Orlando                     5.4            American Portable Telecommunications          89.8
    14    Houston                                          5.2            American Portable Telecommunications          83.9
    15    Miami-Ft. Lauderdale                             5.1            Wireless Co., L.P.                           131.7
    16    Cleveland                                        4.9            Ameritech Wireless Communications             87.0
    17    New Orleans-Baton Rouge                          4.9            Wireless Co., L.P.                            93.9
    18    Cincinnati-Dayton                                4.7            AT&T Wireless PCS Inc.                        41.9
    19    St. Louis                                        4.7            AT&T Wireless PCS Inc.                       118.8
    20    Milwaukee                                        4.5            Wireless Co., L.P.                            85.0
    21    Pittsburgh                                       4.1            Wireless Co., L.P.                            28.7
    22    Denver                                           3.9            Wireless Co., L.P.                            64.4
    23    Richmond-Norfolk                                 3.8            AT&T Wireless PCS Inc.                        33.7
    24    Seattle (Excluding Alaska)                       3.8            GTE Macro Communications Corp.               106.4
    25    Puerto Rico-U.S. Virgin Islands                  3.6            AT&T Wireless PCS Inc.                        56.9
    26    Louisville-Lexington-Evansville                  3.6            AT&T Wireless PCS Inc.                        49.3
    27    Phoenix                                          3.5            AT&T Wireless PCS Inc.                        78.3
    28    Memphis-Jackson                                  3.5            Powertel PCS Partners, L.P.                   43.2
    29    Birmingham                                       3.2            Wireless Co., L.P.                            35.6
    30    Portland                                         3.1            Western PCS Corporation                       34.2
    31    Indianapolis                                     3.0            Wireless Co., L.P.                            70.4
    32    Des Moines-Quad Cities                           3.0            Western PCS Corporation                       22.1
    33    San Antonio                                      3.0            Wireless Co., L.P.                            54.4
    34    Kansas City                                      2.9            Wireless Co., L.P.                            23.6
    35    Buffalo-Rochester                                2.8            Wireless Co., L.P.                            18.9

                                                                                         (IN MILLIONS, EXCEPT PER kHz-POP AMOUNTS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   30 MHz                                         30 MHz     30 MHz
                                                                   B-BLOCK                                        A-BLOCK    B-BLOCK
    MTA              MARKET NAME                                WINNING BIDDER                       NET BID       $/POP      $/POP
    ---              -----------                                --------------                       -------       -----      -----
     1    New York                                       Wireless Co., L.P.                          $442.7        $13.16    $16.76
     2    Los Angeles-San Diego                          Pacific Telesis Mobile Services              493.5         13.16     25.78
     3    Chicago                                        PCS PRIMECO, L.P.                            385.1         30.88     31.90
     4    San Francisco-Oakland-San Jose                 Pacific Telesis Mobile Services              202.2         17.37     17.00
     5    Detroit                                        Wireless Co., L.P.                            86.1          8.12      8.61
     6    Charlotte-Greensboro-Greenville-Raleigh        BellSouth Personal Communications             70.9          6.83      7.27
     7    Dallas-Ft. Worth                               Wireless Co., L.P.                            88.4          9.03      9.12
     8    Boston-Providence                              Wireless Co., L.P.                           127.1         12.87     13.44
     9    Philadelphia                                   Phillie Co., L.P.                             85.0          9.07      9.52
    10    Washington-Baltimore                           AT&T Wireless PCS Inc.                       211.8         13.16     27.23
    11    Atlanta                                        GTE Macro Communications Corp.               184.7         28.58     26.60
    12    Minneapolis-St. Paul                           American Portable Telecommunications          36.6          6.63      6.11
    13    Tampa-St. Petersburg-Orlando                   PCS PRIMECO, L.P.                             99.3         16.57     18.33
    14    Houston                                        PCS PRIMECO, L.P.                             82.7         16.16     15.93
    15    Miami-Ft. Lauderdale                           PCS PRIMECO, L.P.                            126.0         25.64     24.53
    16    Cleveland                                      AT&T Wireless PCS Inc.                        85.9         17.59     17.36
    17    New Orleans-Baton Rouge                        PCS PRIMECO, L.P.                             89.5         19.07     18.17
    18    Cincinnati-Dayton                              GTE Macro Communications Corp.                42.7          8.89      9.06
    19    St. Louis                                      Wireless Co., L.P.                           114.3         25.48     24.51
    20    Milwaukee                                      PCS PRIMECO, L.P.                             86.0         18.73     18.94
    21    Pittsburgh                                     American Portable Telecommunications          31.7          7.00      7.72
    22    Denver                                         GTE Macro Communications Corp.                64.5         16.60     16.62
    23    Richmond-Norfolk                               PCS PRIMECO, L.P.                             33.0          8.75      8.59
    24    Seattle (Excluding Alaska)                     Wireless Co., L.P.                           105.2         27.79     27.48
    25    Puerto Rico-U.S. Virgin Islands                Centennial Cellular Corp.                     54.7         15.70     15.09
    26    Louisville-Lexington-Evansville                Wireless Co., L.P.                            46.6         13.85     13.10
    27    Phoenix                                        Wireless Co., L.P.                            75.6         22.32     21.54
    28    Memphis-Jackson                                Southwestern Bell Mobile Systems              43.2         12.46     12.46
    29    Birmingham                                     Powertel PCS Partners, L.P.                   35.3         10.97     10.87
    30    Portland                                       Wireless Co., L.P.                            34.1         11.16     11.16
    31    Indianapolis                                   Ameritech Wireless Communications             71.1         23.34     23.56
    32    Des Moines-Quad Cities                         Wireless Co., L.P.                            21.0          7.35      7.00
    33    San Antonio                                    PCS PRIMECO, L.P.                             52.0         18.21     17.39
    34    Kansas City                                    American Portable Telecommunications          23.6          8.11      8.10
    35    Buffalo-Rochester                              AT&T Wireless PCS Inc.                        19.9          6.80      7.15


CONFIDENTIAL                                                                  33

BEAR
STEARNS                                                       PROJECT STAR TREK

PCS AUCTION ANALYSIS (BLOCKS A AND B) - LICENSE VALUES FOR TOP 50 MTAs (CONT.)

                                                                         (IN MILLIONS, EXCEPT PER kHz-POP AMOUNTS)
-------------------------------------------------------------------------------------------------------------------
                                                                       30 MHz
                                                                       A-BLOCK
  MTA                MARKET NAME               POPULATION           WINNING BIDDER                          NET BID
  ---                -----------               ----------           --------------                          -------
    36    Salt Lake City                           2.6           Western PCS Corporation                     $45.8
    37    Jacksonville                             2.3           Powertel PCS Partners, L.P.                  46.0
    38    Columbus                                 2.1           AT&T Wireless PCS Inc.                       22.3
    39    El Paso-Albuquerque                      2.1           Western PCS Corporation                       8.6
    40    Little Rock                              2.1           Southwestern Bell Mobile Systems, Inc.       12.7
    41    Oklahoma City                            1.9           Western PCS Corporation                      11.1
    42    Spokane-Billings                         1.9           Poka Lambro Telephone Cooperative             5.7
    43    Nashville                                1.8           Wireless Co., L.P.                           16.4
    44    Knoxville                                1.7           AT&T Wireless PCS Inc.                       10.6
    45    Omaha                                    1.7           AT&T Wireless PCS Inc.                        4.6
    46    Wichita                                  1.1           AT&T Wireless PCS Inc.                        4.4
    47    Honolulu                                 1.1           Western PCS Corporation                      22.4
    48    Tulsa                                    1.1           Southwestern Bell Mobile Systems, Inc.       17.6
    49    Alaska                                   0.6           American Portable Telecommunications          1.0
    50    Guam-Northern Mariana Islands            0.2           Poka Lambro Telephone Cooperative             0.1
-------------------------------------------------------------------------------------------------------------------
AVERAGE LICENSE VALUE ($/KHz-POP)
MEDIAN LICENSE VALUE ($/KHz-POP)
-------------------------------------------------------------------------------------------------------------------

                                                                         (IN MILLIONS, EXCEPT PER kHz-POP AMOUNTS)
------------------------------------------------------------------------------------------------------------------------
                                                      30 MHz                                           30 MHz    30 MHz
                                                     B-BLOCK                                           A-BLOCK   B-BLOCK
  MTA                MARKET NAME                  WINNING BIDDER                          NET BID       $/POP     $/POP
  ---                -----------                  --------------                          -------       -----     -----
    36    Salt Lake City                       Wireless Co., L.P.                          $46.2        $17.82    $17.95
    37    Jacksonville                         PCS PRIMECO, L.P.                            44.5         20.22     19.56
    38    Columbus                             American Portable Telecommunications         22.2         10.39     10.34
    39    El Paso-Albuquerque                  AT&T Wireless PCS Inc.                        8.6          4.08      4.08
    40    Little Rock                          Wireless Co., L.P.                           12.3          6.21      6.01
    41    Oklahoma City                        Wireless Co., L.P.                           13.1          5.92      7.00
    42    Spokane-Billings                     Wireless Co., L.P.                            6.2          3.05      3.32
    43    Nashville                            AT&T Wireless PCS Inc.                       15.8          9.26      8.95
    44    Knoxville                            BellSouth Personal Communications            11.1          6.18      6.47
    45    Omaha                                Cox Cable Communications, Inc.                5.1          2.80      3.06
    46    Wichita                              Wireless Co., L.P.                            4.9          3.91      4.36
    47    Honolulu                             PCS PRIMECO, L.P.                            21.7         20.18     19.56
    48    Tulsa                                Wireless Co., L.P.                           16.8         16.02     15.32
    49    Alaska                               GCI Communication Corp.                       1.7          1.82      3.00
    50    Guam-Northern Mariana Islands        American Portable Telecommunications          0.1          0.61      0.81
------------------------------------------------------------------------------------------------------------------------
AVERAGE LICENSE VALUE ($/KHz-POP)                                                                     $0.00044  $0.00046
MEDIAN LICENSE VALUE ($/KHz-POP)                                                                      $0.00042  $0.00043
------------------------------------------------------------------------------------------------------------------------


CONFIDENTIAL                                                                 34

APPENDIX D
PCS AUCTION ANALYSIS

(BLOCKS C, D, E AND F)

BEAR
STEARNS                                                      PROJECT STAR TREK

LICENSE VALUES FOR TOP 100 MSAs

                                       (IN MILLIONS, EXCEPT PER kHz-POP AMOUNTS)



                                                                 30 MHz                                       10 MHz
                                                                 C-BLOCK                                      D-BLOCK
                                            -------------------------------------------------  ------------------------------------
  MSA         MARKET NAME      POPULATION                WINNING BIDDER               NET BID         WINNING BIDDER        NET BID
-----     ------------------   ----------   ------------------------------------      -------  -------------------------    -------
  1       New York, NY             18.1     NextWave Personal Communications Inc.     $994.1   OPCSE-Galloway Consortium      $50.7
  2       Los Angeles, CA          14.5     NextWave Personal Communications Inc.      663.5   AT&T Wireless PCS Inc.          37.5
  3       Chicago, IL               8.2     DCR PCS, Inc.                              461.0   SprintCom, Inc.                 60.0
  4       Washington, DC            4.1     NextWave Personal Communications Inc.      260.1   Rivgam Communicators, L.L        6.8
  4       Baltimore, MD             2.4     NextWave Personal Communications Inc.       94.1   Rivgam Communicators, L.L        5.9
  5       San Francisco, CA         6.4     GWI PCS, Inc.                              403.3   AT&T Wireless PCS Inc.          13.7
  6       Philadelphia, PA          5.9     Omnipoint PCS Entrepreneurs, Inc.          320.2   Comcast PCS Communication       12.2
  7       Boston, MA                4.1     NextWave Personal Communications Inc.      231.2   OPCSE-Galloway Consortium        6.5
  8       Detroit, MI               4.7     DCR PCS, Inc.                              172.7   NextWave Power Partners I        3.8
  9       Dallas, TX                4.3     DCR PCS, Inc.                              291.0   AT&T Wireless PCS Inc.          25.9
 10       Houston, TX               4.1     NextWave Personal Communications Inc.      198.5   SprintCom, Inc.                 13.3
 11       Atlanta, GA               3.2     GWI PCS, Inc.                              199.2   SprintCom, Inc.                 36.1
 12       Miami, FL                 3.3     GWI PCS, Inc.                              200.0   AT&T Wireless PCS Inc.          17.6
 13       Seattle, WA               2.7     NextWave Personal Communications Inc.***   190.1   AT&T Wireless PCS Inc.           6.5
 14       Cleveland, OH             2.9     NextWave Personal Communications Inc.      128.7   SprintCom, Inc.                 10.5
 15       Minneapolis, MN           2.8     NextWave Personal Communications Inc.***   110.8   U S WEST Communications,         7.2
 16       Phoenix, AZ               2.4     CH PCS, Inc.***                            213.8   U S WEST Communications,        11.3
 17       San Diego, CA             2.5     NextWave Personal Communications Inc.      123.1   AT&T Wireless PCS Inc.           8.6
 18       St Louis, MO              2.7     DCR PCS, Inc.                              104.4   OPCSE-Galloway Consortium        2.5
 19       Pittsburgh, PA            2.5     NextWave Personal Communications Inc.       65.4   AT&T Wireless PCS Inc.           2.8
 20       Denver, CO                2.1     NextWave Personal Communications Inc.***   113.5   AT&T Wireless PCS Inc.           8.7
 21       Tampa, FL                 2.2     NextWave Personal Communications Inc.       97.8   SprintCom, Inc.                 46.6
 22       Portland, OR              1.7     NextWave Personal Communications Inc.***   105.3   AT&T Wireless PCS Inc.           7.1
 23       Cincinnati, OH            2.0     NextWave Personal Communications Inc.       69.4   SprintCom, Inc.                  9.4
 24       Kansas City, MO           1.8     NextWave Personal Communications Inc.       59.3   ALLTEL Mobile Communicati        4.8
 25       Milwaukee, WI             1.8     Indus, Inc.                                 60.0   AT&T Wireless PCS Inc.           4.3
 26       Sacramento, CA            1.7     GWI PCS, Inc.                              108.8   AT&T Wireless PCS Inc.           5.4
 27       Norfolk, VA               1.6     NextWave Personal Communications Inc.       65.7   SprintCom, Inc.                  4.7
 28       Indianapolis, IN          1.3     NextWave Personal Communications Inc.       72.5   AT&T Wireless PCS Inc.           1.6
 29       San Antonio, TX           1.5     NextWave Personal Communications Inc.       79.2   Western PCS BTA I Corpora        2.7
 30       Columbus, OH              1.5     NextWave Personal Communications Inc.       45.5   SprintCom, Inc.                  3.1
 31       Orlando, FL               1.3     NextWave Personal Communications Inc.       69.9   SprintCom, Inc.                  5.7
 32       Charlotte, NC             1.7     NextWave Personal Communications Inc.       83.7   SprintCom, Inc.                  5.7
 33       New Orleans, LA           1.4     DCR PCS, Inc.                               52.8   AT&T Wireless PCS Inc.          11.6
 34       Salt Lake City, UT        1.3     PCS 2000, L.P.                              82.3   AT&T Wireless PCS Inc.           4.6
 35       Las Vegas, NV             0.9     DCR PCS, Inc.                               57.1   AT&T Wireless PCS Inc.           3.0
 36       Buffalo, NY               1.2     Omnipoint PCS Entrepreneurs, Inc.           34.3   Rivgam Communicators, L.L        1.9
 37       Hartford, CT              1.1     Fortunet Wireless Communications, L.P.      51.3   AT&T Wireless PCS Inc.           2.7
 38       Greensboro, NC            1.2     NextWave Personal Communications Inc.       49.7   SprintCom, Inc.                  6.8
 39       Providence, RI            1.5     NextWave Personal Communications Inc.       64.1   ACC-PCS, Inc.                    3.8
 40       Nashville, TN             1.4     Chase Telecommunications L.P.               60.1   Powertel, Inc.                   3.3
 41       Rochester, NY             1.1     Omnipoint PCS Entrepreneurs, Inc.           27.3   OPCSE-Galloway Consortium        0.7
 42       Memphis, TN               1.4     Chase Telecommunications L.P.               52.3   SprintCom, Inc.                  3.5
 43       Austin, TX                0.9     NextWave Personal Communications Inc.       49.2   Western PCS BTA I Corpora        2.1
 44       Oklahoma City, OK         1.3     NextWave Personal Communications Inc.       31.4   Triad Cellular Corporatio        1.4
 45       Raleigh, NC               1.1     Urban Communicators PCS Limited             46.9   SprintCom, Inc.                  2.9
                                            Partnership
 46       Grand Rapids, MI          0.9     DCR PCS, Inc.                               30.3   Century Personal Access N        0.9
 47       Jacksonville, FL          1.1     NextWave Personal Communications Inc.       38.2   SprintCom, Inc.                 15.6
 48       W Palm Beach, FL          0.9     GWI PCS, Inc.                               50.6   AT&T Wireless PCS Inc.           1.7
 49       Louisville, KY            1.4     NextWave Personal Communications Inc.       55.4   Powertel, Inc.                   3.9
 50       Dayton, OH                1.2     NextWave Personal Communications Inc.       33.7   SprintCom, Inc.                  1.9
 51       Richmond, VA              1.1     NextWave Personal Communications Inc.       51.4   SprintCom, Inc.                  2.1
 52       Greenville, SC            0.8     Carolina PCS I Limited Partnership          24.8   SprintCom, Inc.                  3.7
 53       Birmingham, AL            1.2     Mercury PCS, L.L.C.                         47.3   ALLTEL Mobile Communicati        5.4
 54       Albany, NY                1.0     NextWave Personal Communications Inc.       34.0   AT&T Wireless PCS Inc.           1.1
 55       Honolulu, HI              0.8     DCR PCS, Inc.                               53.6   AT&T Wireless PCS Inc.           3.5


                         10 MHz                                 10 MHz                       30 MHz    10 MHz     10 MHz    10 MHz
                        E-BLOCK                                 F-BLOCK                     C-BLOCK    D-BLOCK   E-BLOCK    F-BLOCK
         --------------------------------------  -------------------------------------      -------    -------   -------    -------
  MSA           WINNING BIDDER          NET BID         WINNING BIDDER         NET BID       $/POP      $/POP     $/POP      $/POP
------  ---------------------------     -------  ---------------------------   --------     -------    -------   -------    -------
  1      AT&T Wireless PCS Inc.          $58.8   Northcoast Operating Co.,      $75.2        $55.07     $2.81      $3.26     $4.17
  2      Rivgam Communicators, L.L        31.9   Aer Force Communications         4.5         45.61      2.58       2.19      0.31
  3      SprintCom, Inc.                  62.7   NextWave Power Partners I       23.1         56.34      7.33       7.67      2.82
  4      OPCSE-Galloway Consortium         6.1   Aer Force Communications         8.8         63.15      1.66       1.47      2.15
  4      Rivgam Communicators, L.L         5.0   OPCSE-Galloway Consortium        2.7         38.73      2.43       2.05      1.12
  5      Western PCS BTA I Corpora        10.7   NextWave Power Partners I        4.3         62.80      2.13       1.67      0.68
  6      Rivgam Communicators, L.L        12.8   NextWave Power Partners I       22.1         54.28      2.06       2.16      3.74
  7      OPCSE-Galloway Consortium         7.5   Northcoast Operating Co.,        6.7         55.92      1.58       1.82      1.62
  8      OPCSE-Galloway Consortium         3.9   OPCSE-Galloway Consortium        6.4         36.71      0.81       0.82      1.35
  9      AT&T Wireless PCS Inc.           27.1   NextWave Power Partners I       16.0         67.21      5.98       6.25      3.70
 10      AT&T Wireless PCS Inc.            9.8   Telecorp Holding Corp., I        7.6         48.95      3.27       2.43      1.88
 11      ALLTEL Mobile Communicati        34.0   NextWave Power Partners I       25.3         62.29     11.28      10.64      7.90
 12      OPCSE-Galloway Consortium        18.0   OPCSE-Galloway Consortium       27.8         61.15      5.39       5.50      8.49
 13      Western PCS BTA I Corpora         8.5   Cook Inlet Western Wirele       10.2         70.16      2.40       3.14      3.77
 14      Western PCS BTA I Corpora         8.6   Northcoast Operating Co.,        5.3         44.47      3.61       2.98      1.81
 15      AT&T Wireless PCS Inc.            6.6   Northcoast Operating Co.,        1.5         39.00      2.53       2.34      0.53
 16      Western PCS BTA I Corpora         9.8   Cook Inlet Western Wirele       30.2         88.91      4.69       4.07     12.58
 17      Rivgam Communicators, L.L         8.7   Central Oregon Cellular,        11.5         49.27      3.46       3.48      4.59
 18      Western PCS BTA I Corpora         1.7   NextWave Power Partners I        3.4         38.08      0.91       0.63      1.23
 19      Radiofone PCS, L.L.C.             2.6   Devon Mobile Communicatio        0.2         26.07      1.11       1.04      0.08
 20      U S WEST Communications,          5.3   Radiofone PCS, L.L.C.            2.3         54.75      4.20       2.56      1.11
 21      BellSouth Wireless, Inc.         40.1   Telecorp Holding Corp., I        6.0         43.50     20.70      17.81      2.65
 22      U S WEST Communications,          4.1   Magnacom Wireless, L.L.C.        4.4         62.25      4.20       2.42      2.58
 23      Cincinnati Bell Telephone         9.5   Cook Inlet Western Wirele        7.9         34.89      4.72       4.77      3.97
 24      AT&T Wireless PCS Inc.            5.3   DCC PCS, Inc.                    2.1         32.25      2.60       2.86      1.12
 25      Western PCS BTA I Corpora         4.1   NextWave Power Partners I        1.5         34.26      2.46       2.35      0.84
 26      West Coast PCS LLC                5.6   NextWave Power Partners I        7.2         65.70      3.24       3.41      4.34
 27      Western PCS BTA I Corpora         5.0   OPCSE-Galloway Consortium        5.8         40.16      2.90       3.08      3.54
 28      OPCSE-Galloway Consortium         2.0   21st Century Bidding Corp        2.5         54.81      1.18       1.52      1.87
 29      AT&T Wireless PCS Inc.            2.9   OPCSE-Galloway Consortium        1.7         51.70      1.75       1.92      1.10
 30      SprintCom, Inc.                   2.7   Northcoast Operating Co.,        2.4         30.77      2.07       1.82      1.62
 31      AT&T Wireless PCS Inc.            6.5   Telecorp Holding Corp., I        3.5         55.62      4.50       5.18      2.81
 32      ALLTEL Mobile Communicati         5.5   AirGate Wireless, L.L.C.         7.6         50.06      3.43       3.30      4.54
 33      AT&T Wireless PCS Inc.           13.1   Telecorp Holding Corp., I        8.1         38.63      8.51       9.61      5.96
 34      U S WEST Communications,          4.3   NextWave Power Partners I        1.2         62.91      3.52       3.27      0.91
 35      Rivgam Communicators, L.L         4.8   NextWave Power Partners I        5.5         66.58      3.55       5.65      6.43
 36      FCC                               -     Devon Mobile Communicatio        2.7         27.87      1.50       -         2.23
 37      AT&T Wireless PCS Inc.            2.4   Northcoast Operating Co.,        7.0         45.67      2.38       2.10      6.23
 38      ALLTEL Mobile Communicati         6.8   AirGate Wireless, L.L.C.         6.9         40.02      5.50       5.50      5.57
 39      Northcoast Operating Co.,         3.6   OPCSE-Galloway Consortium        1.3         42.48      2.52       2.37      0.87
 40      Powertel, Inc.                    3.2   OPCSE-Galloway Consortium        1.7         42.06      2.28       2.24      1.16
 41      AT&T Wireless PCS Inc.            0.5   Northcoast Operating Co.,        0.8         24.36      0.63       0.48      0.76
 42      ALLTEL Mobile Communicati         3.5   Telecorp Holding Corp., I        2.1         37.47      2.52       2.52      1.48
 43      AT&T Wireless PCS Inc.            2.5   Poka Lambro PCS, Inc.            1.7         54.70      2.35       2.82      1.93
 44      AT&T Wireless PCS Inc.            0.9   DCC PCS, Inc.                    1.1         24.08      1.06       0.71      0.85
 45      ALLTEL Mobile Communicati         2.9   ComScape Telecommunicatio        3.0         43.10      2.65       2.67      2.77

 46      OPCSE-Galloway Consortium         0.9   OPCSE-Galloway Consortium        0.8         33.04      1.01       0.94      0.93
 47      ALLTEL Mobile Communicati        13.0   Southern Wireless, L.P.          8.5         34.31     14.00      11.63      7.61
 48      Devon Mobile Communicatio         1.9   OPCSE-Galloway Consortium        2.5         56.67      1.94       2.13      2.80
 49      Powertel, Inc.                    3.9   Mercury PCS II, LLC              1.6         40.91      2.88       2.85      1.17
 50      Western PCS BTA I Corpora         1.6   PCS Devco, Inc.                  1.3         27.90      1.56       1.32      1.12
 51      Western PCS BTA I Corpora         2.4   Urban Communicators PCS L        3.4         47.14      1.95       2.22      3.14
 52      ALLTEL Mobile Communicati         4.0   NextWave Power Partners I        1.8         31.46      4.70       5.08      2.32
 53      AT&T Wireless PCS Inc.            4.7   OPCSE-Galloway Consortium        1.2         39.36      4.48       3.88      1.01
 54      ACC-PCS, Inc.                     3.9   Vtel Wireless, Inc.              3.8         33.08      1.10       3.84      3.70
 55      SprintCom, Inc.                   6.4   Magnacom Wireless, L.L.C.        4.8         64.09      4.19       7.70      5.74



Markets listed above correspond to MSAs, as per Census Bureau classification.

CONFIDENTIAL                                                                 35

BEAR
STEARNS                                                      PROJECT STAR TREK

LICENSE VALUES FOR TOP 100 MSAs (CONT.)

                                       (IN MILLIONS, EXCEPT PER kHz-POP AMOUNTS)

                                                                 30 MHz                                       10 MHz
                                                                 C-BLOCK                                      D-BLOCK
                                            -------------------------------------------------  ------------------------------------
  MSA         MARKET NAME      POPULATION                WINNING BIDDER               NET BID         WINNING BIDDER        NET BID
-----     ------------------   ----------   ------------------------------------      -------  -------------------------    -------
56       Fresno, CA                0.8     PCS 2000, L.P.                             $47.0   AT&T Wireless PCS Inc.          $1.0
 57       Tucson, AZ                0.7     Magnacom Wireless, L.L.C.***                36.5   U S WEST Communications,         1.4
 58       Tulsa, OK                 0.8     Cook Inlet Western Wireless PV/SS PCS,      31.9   ALLTEL Mobile Communicati        2.2
                                            L.P.
 59       Syracuse, NY              0.8     21st Century Telesis Joint Venture          16.9   AT&T Wireless PCS Inc.           0.3
 60       El Paso, TX               0.6     NextWave Personal Communications Inc.       25.7   SprintCom, Inc.                  1.7
 61       Omaha, NE                 0.9     DCR PCS, Inc.                               25.3   U S WEST Communications,         6.4
 62       Albuquerque, NM           0.7     Magnacom Wireless, L.L.C.***                33.3   SprintCom, Inc.                  2.0
 63       Knoxville, TN             0.9     Chase Telecommunications L.P.               23.9   SprintCom, Inc.                 13.5
 64       Scranton, PA              0.7     NextWave Personal Communications Inc.       15.9   AT&T Wireless PCS Inc.           0.4
 65       Bakersfield, CA           0.5     PCS 2000, L.P.                              26.9   AT&T Wireless PCS Inc.           4.3
 66       Harrisburg, PA            0.7     Omnipoint PCS Entrepreneurs, Inc.           17.5   Denver and Ephrata Teleph        1.0
 67       Allentown, PA             0.7     NextWave Personal Communications Inc.       18.2   Comcast PCS Communication        2.0
 68       Toledo, OH                0.8     DCR PCS, Inc.                               18.3   OPCSE-Galloway Consortium        0.4
 69       Youngstown, OH            0.5     R & S PCS, Inc.                             12.1   SprintCom, Inc.                  0.6
 70       Springfield, MA           0.7     Omnipoint PCS Entrepreneurs, Inc.           22.5   ACC-PCS, Inc.                    0.3
 71       Baton Rouge, LA           0.6     Meretel Communications, LP                  25.5   AT&T Wireless PCS Inc.           4.0
 72       Little Rock, AR           0.9     DCR PCS, Inc.                               22.6   Western PCS BTA I Corpora        0.6
 73       Stockton, CA              0.5     GWI PCS, Inc.                               24.9   AT&T Wireless PCS Inc.           1.9
 74       Sarasota, FL              0.5     NextWave Personal Communications Inc.       25.5   SprintCom, Inc.                  7.0
 75       Mobile, AL                0.6     Mobile Tri-States L.P. 130                  27.1   ALLTEL Mobile Communications     4.7
 76       Wichita, KS               0.6     Omnipoint PCS Entrepreneurs, Inc.            9.6   Western PCS BTA I                0.7
                                                                                               Corporation
 77       McAllen, TX               0.4     NextWave Personal Communications Inc.       17.8   Western PCS BTA I                0.7
                                                                                               Corporation

 78       Charleston, SC            0.6     Carolina PCS I Limited Partnership          25.0   SprintCom, Inc.                  3.4
 79       Columbia, SC              0.6     Carolina PCS I Limited Partnership          22.1   SprintCom, Inc.                  2.8
 80       Ft Wayne, IN              0.6     Communications Venture PCS L.P.             19.6   SprintCom, Inc.                  1.9
 81       Colorado Spring, CO       0.4     Mountain Solutions, Ltd***                  17.2   AT&T Wireless PCS Inc.           0.7
 82       Kingsport, TN             0.7     Chase Telecommunications L.P.                8.5   SprintCom, Inc.                  0.5
 83       Daytona Beach, FL         0.4     Aer Force Communications, L.P.              18.4   SprintCom, Inc.                  0.4
 84       Melbourne, FL             0.4     NextWave Personal Communications Inc.       14.0   SprintCom, Inc.                  1.0
 85       Augusta, GA               0.5     Savannah Independent PCS Corporation        13.1   BellSouth Wireless, Inc.        12.8
 86       Lancaster, PA             0.4     PCS One, Inc.                               13.2   Comcast PCS Communication        0.4
 87       Lansing, MI               0.5     Anishnabe Communications Enterprise,        16.7   Century Personal Access N        0.3
                                            Inc.
 88       Chattanooga, TN           0.5     Chase Telecommunications L.P.               16.0   SprintCom, Inc.                  1.0
 89       Kalamazoo, MI             0.4     DCR PCS, Inc.                                8.4   Century Personal Access N        1.5
 90       Lexington, KY             0.8     NextWave Personal Communications Inc.       18.0   Powertel, Inc.                   0.7
 91       Lakeland, FL              0.4     NextWave Personal Communications Inc.       18.8   SprintCom, Inc.                  6.1
 92       Des Moines, IA            0.7     Aer Force Communications, L.P.              19.2   McLeod, Inc.                     8.1
 93       Jackson, MS               0.6     21st Century Telesis Joint Venture          18.1   SprintCom, Inc.                  5.2
 94       Modesto, CA               0.4     PCS 2000, L.P.                              12.3   AT&T Wireless PCS Inc.           0.8
 95       Spokane, Wa               0.6     Cook Inlet Western Wireless PV/SS PCS,      11.8   Touch America, Inc.              1.7
                                            L.P.
 96       Saginaw, MI               0.6     Anishnabe Communications Enterprise,        12.1   Century Personal Access N        0.4
                                            Inc.
 97       Canton, OH                0.5     R & S PCS, Inc.                              9.0   SprintCom, Inc.                  0.6
 98       Madison, WI               0.6     Wireless PCS, Inc.                          17.3   AT&T Wireless PCS Inc.           2.4
 99       Pensacola, FL             0.3     Mobile Tri-States L.P. 130                  14.9   ALLTEL Mobile Communicati        7.2
100       Santa Barbara, CA         0.4     Alpine PCS, Inc.                            19.2   Entertainment Unlimited,         2.2

                         10 MHz                                 10 MHz                       30 MHz    10 MHz     10 MHz    10 MHz
                        E-BLOCK                                 F-BLOCK                     C-BLOCK    D-BLOCK   E-BLOCK    F-BLOCK
         --------------------------------------  -------------------------------------      -------    -------   -------    -------
  MSA           WINNING BIDDER          NET BID         WINNING BIDDER         NET BID       $/POP      $/POP     $/POP      $/POP
------  ---------------------------     -------  ---------------------------   --------     -------    -------   -------    -------
 56       AT&T Wireless PCS Inc.           $1.2   Central Wireless Partners       $2.7      $62.24     $1.34      $1.55     $3.60
 57       Western PCS BTA I Corpora         1.6   Cook Inlet Western Wirele        1.5       54.67      2.11       2.34      2.32
 58       AT&T Wireless PCS Inc.            1.9   NextWave Power Partners I        1.3       38.10      2.57       2.33      1.55

 59       AT&T Wireless PCS Inc.            0.2   Northcoast Operating Co.,        0.4       21.38      0.33       0.31      0.45
 60       SprintCom, Inc.                   1.7   Americall International,         1.6       39.62      2.54       2.65      2.43
 61       McLeod, Inc.                      6.4   CM-PCS Partners                  0.8       27.94      7.01       7.03      0.93
 62       U S WEST Communications,          1.8   Poka Lambro PCS, Inc.            1.2       48.39      2.94       2.54      1.75
 63       Powertel, Inc.                   10.1   Tennessee L.P. 121               4.5       25.17     14.19      10.67      4.70
 64       AT&T Wireless PCS Inc.            0.3   21st Century Bidding Corp        0.6       23.45      0.52       0.51      0.83
 65       Rivgam Communicators, L.L         3.7   Alpine PCS, Inc.                 5.3       49.57      7.92       6.86      9.79
 66       Comcast PCS Communication         1.0   NextWave Power Partners I        1.1       26.66      1.47       1.50      1.69
 67       AT&T Wireless PCS Inc.            1.9   Northcoast Operating Co.,        0.5       26.52      2.93       2.81      0.77
 68       Northcoast Operating Co.,         0.5   OPCSE-Galloway Consortium        1.1       23.40      0.47       0.61      1.45
 69       Western PCS BTA I Corpora         0.5   Northcoast Operating Co.,        0.2       24.48      1.22       1.02      0.47
 70       NextWave Power Partners I         0.4   Northcoast Operating Co.,        0.9       33.43      0.49       0.61      1.34
 71       AT&T Wireless PCS Inc.            3.7   Mercury PCS II, LLC              3.3       40.91      6.38       5.91      5.28
 72       ALLTEL Mobile Communicati         0.6   Telecorp Holding Corp., I        0.7       26.54      0.70       0.75      0.82
 73       West Coast PCS LLC                2.4   Central Wireless Partners        4.7       48.58      3.63       4.77      9.09
 74       BellSouth Wireless, Inc.          6.4   Aer Force Communications         1.7       49.73     13.63      12.39      3.22
 75       AT&T Wireless PCS Inc.            3.7   Mercury PCS II, LLC              1.9       45.62      7.88       6.25      3.26
 76       Mercury Mobility, L. L. C         0.5   OPCSE-Galloway Consortium        0.6       16.12      1.25       0.90      1.08

 77       AT&T Wireless PCS Inc.            0.6   Integrated Communications        0.8       42.07      1.76       1.41      1.96


 78       ALLTEL Mobile Communications      3.6   Urban Communicators PCS L        0.6       40.08      5.40       5.72      0.99
 79       ALLTEL Mobile Communications      3.1   NextWave Power Partners I        1.5       38.88      5.00       5.37      2.61
 80       FCC                               -     OPCSE-Galloway Consortium        1.4       30.35      2.96       -         2.16
 81       U S WEST Communications,          1.1   OPCSE-Galloway Consortium        1.1       41.93      1.66       2.75      2.71
 82       SprintCom, Inc.                   0.7   Virginia PCS Alliance Con        0.4       13.06      0.82       1.01      0.60
 83       AT&T Wireless PCS Inc.            0.5   NextWave Power Partners I        0.7       45.94      1.12       1.35      1.85
 84       AT&T Wireless PCS Inc.            0.9   Telecorp Holding Corp., I        1.1       35.19      2.38       2.16      2.77
 85       SprintCom, Inc.                  14.8   OPCSE-Galloway Consortium        1.6       25.04     24.47      28.34      3.02
 86       OPCSE-Galloway Consortium         0.4   NextWave Power Partners I        0.4       31.22      1.03       1.03      0.91
 87       OPCSE-Galloway Consortium         0.2   OPCSE-Galloway Consortium        0.4       34.11      0.71       0.31      0.91

 88       ALLTEL Mobile Communicati         1.0   BTA Ventures II, Inc.            0.4       31.25      1.89       1.94      0.86
 89       Message Express Company           1.4   Northcoast Operating Co.,        1.4       23.85      4.20       4.01      3.89
 90       Powertel, Inc.                    0.7   Northcoast Operating Co.,        0.5       22.11      0.91       0.90      0.56
 91       BellSouth Wireless, Inc.          6.1   Eldorado Communications,         2.3       46.48     15.05      15.10      5.74
 92       AT&T Wireless PCS Inc.            8.3   OPCSE-Galloway Consortium        2.0       26.30     11.09      11.33      2.76
 93       Bay Springs Telephone Com         4.7   PCSouth, Inc.                    5.0       29.45      8.51       7.72      8.13
 94       West Coast PCS LLC                0.8   Central Wireless Partners        1.0       29.41      1.81       1.80      2.46
 95       AT&T Wireless PCS Inc.            1.7   Magnacom Wireless, L.L.C.        1.6       19.23      2.73       2.76      2.54

 96       OPCSE-Galloway Consortium         0.3   Alpine PCS, Inc.                 0.4       19.73      0.71       0.41      0.60

 97       Western PCS BTA I Corpora         0.5   Northcoast Operating Co.,        0.7       17.50      1.23       0.92      1.38
 98       NextWave Power Partners I         1.4   PCS Wisconsin, LLC               3.2       29.09      4.08       2.39      5.48
 99       BellSouth Wireless, Inc.          6.8   Mercury PCS II, LLC              4.2       43.15     20.80      19.68     12.10
100       AT&T Wireless PCS Inc.            2.2   Aer Force Communications         2.2       51.95      5.98       5.99      5.98


AVERAGE LICENSE VALUE ($/kHz-POP)
   TOP 100 MSAs                                                                            $0.00137  $0.00041   $0.00039  $0.00029
   1-50 MSAs                                                                               0.00158   0.00037    0.00035   0.00029
   51-100 MSAs                                                                             0.00116   0.00045    0.00044   0.00029

MEDIAN LICENSE VALUE ($/kHz-POP)
   TOP 100 MSAs                                                                            $0.00133  $0.00026   $0.00025  $0.00022
   1-50 MSAs                                                                               0.00152   0.00026    0.00025   0.00019
   51-100 MSAs                                                                             0.00108   0.00026    0.00025   0.00023


Markets listed above correspond to MSAs, as per Census Bureau classification.

CONFIDENTIAL                                                                 36